UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________________________________________
FORM 8-K
___________________________________________________________

Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 4, 2015
__________________________________________________________

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028
___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On March 4, 2015, PetroQuest Energy, Inc. (the "Company") announced net income available to common stockholders for the quarter ended December 31, 2014 of $1,745,000, or $0.03 per share, compared to fourth quarter 2013 net income available to common stockholders of $2,291,000, or $0.04 per share. For the year ended December 31, 2014, the Company reported net income available to common stockholders of $26,051,000, or $0.39 per share, compared to net income available to common shareholders of $8,943,000, or $0.14 per share, for the year ended December 31, 2013.
Discretionary cash flow for the fourth quarter of 2014 was $26,382,000 as compared to $27,898,000 for the comparable 2013 period. Net cash flow provided by operating activities totaled $52,347,000 and $26,945,000 during the fourth quarters of 2014 and 2013, respectively. For the year ended December 31, 2014, discretionary cash flow was $126,461,000 compared to $93,056,000 for 2013. Net cash flow provided by operating activities totaled $178,208,000 and $59,854,000 during the years ended December 31, 2014 and 2013, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the fourth quarter of 2014 were $47,988,000 as compared to $53,174,000 in the fourth quarter of 2013. For the year ended December 31, 2014, oil and gas sales increased 23% to $225,021,000 as compared to $182,804,000 for the year ended December 31, 2013. Production for the year ended December 31, 2014 was 14% higher than 2013. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2014 were lower by 18% and higher by 8%, respectively, as compared to the prices received during the comparable 2013 periods.
Lease operating expenses for the fourth quarter of 2014 were $0.99 per Mcfe as compared to $1.23 per Mcfe in the fourth quarter of 2013. The decrease in lease operating expenses during the fourth quarter of 2014 compared to the fourth quarter of 2013 is primarily due to a transportation credit associated with the Company's offshore properties as well as a higher percentage of production coming from its onshore assets. Lease operating expenses for the year ended December 31, 2014 were $1.12 per Mcfe as compared to $1.15 for the year ended December 31, 2013. The decrease in per unit lease operating expenses during the 2014 period is primarily due to increased production from the Company's onshore properties which typically incur lower per unit lease operating expenses.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2014 was $2.05 per Mcfe as compared to $2.07 per Mcfe in the fourth quarter of 2013. For the year ended December 31, 2014, DD&A on oil and gas properties increased to $1.99 per Mcfe from $1.82 per Mcfe for the comparable period of 2013.
Interest expense for the fourth quarter of 2014 was $7,215,000, as compared to $7,835,000 in the fourth quarter of 2013. For the year ended December 31, 2014, interest expense was $29,281,000 compared to $21,886,000 for 2013. The increase in interest expense for the annual 2014 period was primarily a result of interest related to the debt incurred to finance the Gulf of Mexico acquisition in July 2013.
Fourth quarter of 2014 general and administrative expense was $2,471,000 lower than the comparable 2013 period. The decline in general and administrative expense during fourth quarter of 2014 was the result of reduced incentive compensation costs as compared to the fourth quarter of 2013. For the year ended December 31, 2014, general and administrative expenses were $3,642,000 lower than 2013. General and administrative expenses during 2013 included $4,018,000 associated with the Gulf of Mexico acquisition.
Production taxes for the fourth quarter of 2014 totaled $1,249,000, as compared to $193,000 in the fourth quarter of 2013. The increase in production taxes during the fourth quarter of 2014 compared to the fourth quarter of 2013 is primarily due to production tax refunds received from Texas during the 2013 period. For the year ended December 31, 2014, production taxes were $5,927,000, as compared to $3,950,000 for the comparable period of 2013. The increase in total production taxes was primarily due to increased production from onshore properties subject to severance taxes as well as an increase in Louisiana severance tax rates effective July 2014.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and twelve months ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Production:
Oil (Bbls)	159,998	220,158	802,509	680,980
Gas (Mcf)	7,994,417	7,706,293	31,027,671	29,225,843
Ngl (Mcfe)	2,295,516	1,194,044	7,482,310	4,754,223
Total Production (Mcfe)	11,249,921	10,221,285	43,325,035	38,065,946
Daily Production (MMcfe)	122.3	111.1	118.7	104.3
Sales:
Total oil sales	$13,896,729	$21,644,128	$78,176,377	$70,476,065
Total gas sales	27,143,468	25,469,355	114,613,267	87,449,370
Total ngl sales	6,947,208	6,060,077	32,231,090	24,878,243
Total oil and gas sales	$47,987,405	$53,173,560	$225,020,734	$182,803,678
Average sales prices:
Oil (per Bbl)	$86.86	$98.31	$97.41	$103.49
Gas (per Mcf)	3.40	3.31	3.69	2.99
Ngl (per Mcfe)	3.03	5.08	4.31	5.23
Per Mcfe	4.27	5.20	5.19	4.80
The above sales and average sales prices include increases to revenue related to the settlement of gas hedges of $565,000 and $677,000, oil hedges of $2,128,000 and $452,000, and Ngl hedges of $268,000 and $56,000 for the three months ended December 31, 2014 and 2013, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of ($4,237,000) and $1,098,000, oil hedges of $897,000 and ($232,000), and Ngl hedges of $296,000 and $61,000 for the twelve months ended December 31, 2014 and 2013, respectively.

Hedging Update
The Company recently initiated the following commodity hedging transactions:

	Instrument
Production Period	Type	Daily Volumes	Price
Gas:
March 15 - Dec 15	Swap	5,000 Mmbtu	$2.97

Oil:
March 15 - Dec 15	Swap	250 Bbls	$59.35 *

NGL (Propane):
March 15 - Dec 15	Swap	250 Bbls	$25.62
* LLS Index

After executing the above transactions, the Company has approximately 20.7 Bcf of gas volumes, at an average price of $3.44 per Mcf, approximately 160,000 barrels of oil volumes at an average price of $56.56 per barrel, and 76,500 barrels of propane volumes at an average price of $25.62 hedged for 2015.

Guidance
The following initiates guidance for the first quarter of 2015:

Guidance for
Description	1st Quarter 2015

Production volumes (MMcfe/d)	113 - 117

Percent Gas	77%
Percent Oil	9%
Percent NGL	14%

Expenses:
Lease operating expenses (per Mcfe)	$1.05 - $1.15
Production taxes (per Mcfe)	$0.08 - $0.12
Depreciation, depletion and amortization (per Mcfe)	$1.90 - $2.00
General and administrative (in millions)*	$5.0 - $5.5
Interest expense (in millions)	$7.0 - $7.5

* Includes non-cash stock compensation estimate of $1.4 million

Operations Update
In East Texas, the Company last week completed its PQ #16 and #17 horizontal Cotton Valley wells (NRI - 77%). To date, the PQ #16 well has achieved a maximum 24-hour gross rate of 8,364 Mcf of gas, 485 barrels of natural gas liquids and 82 barrels of oil. The PQ #17 well has achieved a maximum 24-hour gross rate of 8,466 Mcf of gas, 471 barrels of natural gas liquids and 55 barrels of oil. Both wells are on their seventh day of production and continue to strengthen as maximum rate is normally reached approximately 30 days from initial flowback. In addition, the Company is currently drilling the lateral section of its PQ #18 horizontal Cotton Valley well (WI - 45%).

Management’s Comment
“Operationally, 2014 was a tremendous year for the Company, as we made the single largest discovery in our history with Thunder Bayou, generated top tier horizontal Cotton Valley results, and derisked a substantial portion of our 30,000 acre liquids rich West Relay field,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “While the recent pullback in commodity prices has caused us to reduce this year's capital expenditure budget, we are still forecasting production growth during 2015, supported by our Thunder Bayou discovery expected to be on-line in the second quarter, our Woodford programs and three horizontal Cotton Valley wells."

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our estimate of the sufficiency of our existing capital sources, including availability under our bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business.
In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,243	$9,153
Revenue receivable	16,485	26,568
Joint interest billing receivable	46,778	26,556
Derivative asset	8,631	521
Prepaid drilling costs	847	477
Other current assets	5,566	8,132
Total current assets	96,550	71,407
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	2,222,753	2,035,899
Unevaluated oil and gas properties	109,119	98,387
Accumulated depreciation, depletion and amortization	(1,648,060)	(1,553,044)
Oil and gas properties, net	683,812	581,242
Other property and equipment	14,953	13,993
Accumulated depreciation of other property and equipment	(10,313)	(8,901)
Total property and equipment	688,452	586,334
Other assets, net of accumulated amortization of $7,847 and $5,689, respectively	5,893	9,449
Total assets	$790,895	$667,190
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$102,954	$47,341
Advances from co-owners	12,819	969
Oil and gas revenue payable	22,333	22,664
Accrued interest and preferred stock dividend	12,764	12,909
Asset retirement obligation	2,756	3,113
Derivative liability	—	1,617
Accrued acquisition costs	17,690	—
Other accrued liabilities	5,394	8,924
Total current liabilities	176,710	97,537
Bank debt	75,000	75,000
10% Senior Notes	350,000	350,000
Asset retirement obligation	52,214	45,423
Other long-term liability	62	135
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 64,721 and 63,664 shares, respectively	65	64
Paid-in capital	285,957	280,711
Accumulated other comprehensive income (loss)	5,420	(1,096)
Accumulated deficit	(154,534)	(180,585)
Total stockholders’ equity	136,909	99,095
Total liabilities and stockholders’ equity	$790,895	$667,190

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Oil and gas sales	$47,988	$53,174	$225,021	$182,804
Expenses:
Lease operating expenses	11,152	12,535	48,597	43,743
Production taxes	1,249	193	5,927	3,950
Depreciation, depletion and amortization	23,394	21,563	87,818	71,445
General and administrative	3,842	6,313	22,870	26,512
Accretion of asset retirement obligation	735	550	2,958	1,753
Interest expense	7,215	7,835	29,281	21,886
	47,587	48,989	197,451	169,289
Other income (expense):
Other income	77	154	679	654
Derivative income	—	31	—	233
	77	185	679	887
Income from operations	478	4,370	28,249	14,402
Income tax expense (benefit)	(2,552)	794	(2,941)	320
Net income	3,030	3,576	31,190	14,082
Preferred stock dividend	1,285	1,285	5,139	5,139
Net income available to common stockholders	$1,745	$2,291	$26,051	$8,943
Earnings per common share:
Basic
Net income per share	$0.03	$0.04	$0.39	$0.14
Diluted
Net income per share	$0.03	$0.04	$0.39	$0.14
Weighted average number of common shares:
Basic	64,593	62,459	64,204	63,054
Diluted	64,593	62,459	64,225	63,208

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net income	$31,190	$14,082
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(2,941)	320
Depreciation, depletion and amortization	87,818	71,445
Accretion of asset retirement obligation	2,958	1,753
Share based compensation expense	5,248	4,216
Amortization costs and other	2,188	1,473
Non-cash derivative income	—	(233)
Payments to settle asset retirement obligations	(3,623)	(3,335)
Changes in working capital accounts:
Revenue receivable	10,083	(8,826)
Prepaid drilling and pipe costs	(370)	1,221
Joint interest billing and other receivable	(20,276)	15,685
Accounts payable and accrued liabilities	50,243	(12,865)
Advances from co-owners	11,850	(19,490)
Other	3,840	(5,592)
Net cash provided by operating activities	178,208	59,854
Cash flows used in investing activities:
Investment in oil and gas properties	(174,633)	(298,824)
Investment in other property and equipment	(926)	(1,679)
Sale of oil and gas properties	8,610	19,913
Sale of unevaluated oil and gas properties	3,298	487
Net cash used in investing activities	(163,651)	(280,103)
Cash flows used in financing activities:
Net payments for share based compensation	(75)	(38)
Deferred financing costs	(253)	(320)
Payment of preferred stock dividend	(5,139)	(5,139)
Proceeds from bank borrowings	17,500	73,000
Repayment of bank borrowings	(17,500)	(48,000)
Proceeds from issuance of 10% Senior Notes	—	200,000
Costs to issue 10% Senior Notes	—	(5,005)
Net cash provided by (used in) financing activities	(5,467)	214,498
Net increase (decrease) in cash and cash equivalents	9,090	(5,751)
Cash and cash equivalents, beginning of period	9,153	14,904
Cash and cash equivalents, end of period	$18,243	$9,153
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$37,174	$20,101
Income taxes	$270	$12

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$3,030	$3,576	$31,190	$14,082
Reconciling items:
Deferred tax expense (benefit)	(2,552)	794	(2,941)	320
Depreciation, depletion and amortization	23,394	21,563	87,818	71,445
Non-cash derivative income	—	(31)	—	(233)
Accretion of asset retirement obligation	735	550	2,958	1,753
Non-cash share based compensation expense	1,223	1,111	5,248	4,216
Amortization costs and other	552	335	2,188	1,473
Discretionary cash flow	26,382	27,898	126,461	93,056
Changes in working capital accounts	26,686	(33)	55,370	(29,867)
Settlement of asset retirement obligations	(721)	(920)	(3,623)	(3,335)
Net cash flow provided by operating activities	$52,347	$26,945	$178,208	$59,854

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2015
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer